18
                                                  EXHIBIT 1
                      WESTVACO CORPORATION
                    (a Delaware Corporation)


                   Debt Securities


           FORM OF UNDERWRITING AGREEMENT



May 31, 2000 Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated
Bear, Stearns &
Co. Inc.
Banc of America
Securities LLC BNY
Capital Markets,
Inc. Chase
Securities Inc.
Salomon Smith
Barney Inc.
Wachovia
Securities,
Inc.

c/o Goldman,
    Sachs &
    Co. 85
    Broad
    Street
    New York, NY  10004
Dear Sirs:
     Westvaco Corporation, a Delaware
corporation (the "Company"), proposes to issue and sell up to $400,000,000 aggregate principal amount of its debt securities (the "Securities") in one or more fixed price offerings on terms determined at the time of sale. The
Securities will be issued under an
indenture dated as of March 1, 1983 (the
"Indenture") between the Company and The
Bank of New York (formerly known as
Irving Trust Company), as Trustee. Each
issue of Securities may vary as to
aggregate principal amount, maturity
date, interest rate or rates and timing
of payments thereof, redemption
provisions and sinking fund requirements, if any, and any other variable terms which the Indenture contemplates may be set forth in the Securities as issued from time to time.
     Each underwritten offering of
Securities will be made through you or
through an underwriting syndicate managed by you. Whenever the Company determines to make such an offering of Securities, it will enter into an agreement (the
"Terms Agreement") providing for the sale of such Securities to, and the purchase and offering thereof by, you and such other underwriters, if any, selected by you as have authorized you to enter into such Terms Agreement on their behalf (the
"Underwriters", which term shall include you whether acting alone in the sale of Securities or as members of an underwriting syndicate). The Terms
Agreement relating to each
offering of Securities shall specify the principal amount of Securities to be issued and their terms not otherwise specified in the Indenture, the names of the Underwriters participating in such offering (subject to substitution as provided in Section 10 hereof) and the principal amount of Securities which each severally agrees to purchase, the names of such other Underwriters, if any, acting as co-managers with you in connection with such offering, the price at which the Securities are to be purchased by the Underwriters from the Company, the initial public offering price, any delayed delivery arrangements and the time and place of delivery and payment. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between you and the
Company.  Each offering of Securities
will be governed by this Agreement, as
supplemented by the applicable Terms
Agreement, and this Agreement and such
Terms Agreement shall inure to the
benefit of and be binding upon each
Underwriter participating in the offering of such Securities.
     The Company has filed with the
Securities and Exchange Commission (the
"Commission") a registration statement on
Form S3 (No. 333-91635) relating to the
Securities and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933 (the
"1933 Act") and has filed such amendments thereto as may have been required to the date hereof. Such registration statement as amended has been declared effective by the Commission, and the Indenture has been qualified under the Trust Indenture
Act of 1939, as amended (the "1939 Act").
Such registration statement as amended
and the prospectus relating to the sale
of Securities by the Company constituting a part thereof, including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the Securities Exchange Act of 1934 (the "1934 Act"), the 1933 Act or
otherwise, are referred to herein as the "Registration Statement" and the
"Prospectus", respectively; provided,
however, that a supplement to the
Prospectus prepared pursuant to
Section 3(a) hereof (a "Prospectus
Supplement") shall be deemed to have
supplemented the Prospectus only with
respect to the offering of Securities to which it relates.

     Section 1.     Representations and
Warranties. The Company represents and
warrants to you as of the date hereof,
and to each Underwriter named in a Terms
Agreement as of the date thereof (in each case the "Representation Date"), as follows:

          (a)  The Registration Statement
     and the Prospectus, at the time the
     Registration Statement became
     effective and as of the applicable
     Representation Date, complied in all
     material respects with the
     requirements of the 1933 Act, the
     rules and regulations thereunder
     (the "Regulations") and the 1939
     Act. The Registration Statement, at
     the time the Registration Statement
     became effective and as of the
     applicable Representation Date, did
     not, and will not, contain any
     untrue statement of a
     material fact or omit to state any
     material fact required to be stated
     therein or necessary to make the
     statements therein not misleading.
     The Prospectus, at the time the
     Registration Statement became
     effective and as of the applicable
     Representation Date, did not, and
     will not contain an untrue statement
     of a material fact or omit to state
     a material fact necessary in order
     to make the statements therein, in
     the light of the circumstances under
     which they were made, not
     misleading; provided, however, that
     the representations and warranties
     in this subsection shall not apply
     to statements in or omissions from
     the Registration Statement or
     Prospectus made in reliance upon and
     in conformity with information
     furnished to the Company in writing
     by any Underwriter through you
     expressly for use in the
     Registration Statement or Prospectus
     or to that part of the Registration
     Statement which shall constitute the
     Statement of Eligibility and
     Qualification under the 1939 Act
     (Form T-1), of the Trustee under the
     Indenture.
     (b) The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.
   (c) The accountants who certified the financial statements included in the Registration Statement are independent public accountants as required by the 1933
Act and the Regulations.

     (d) The financial statements incorporated by reference in the Registration Statement and Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein, during the periods involved.
     (e)  Since the respective dates as of which
information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, (A) there has been no material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business and (B) there have been no material transactions entered into by the Company or any of its subsidiaries other than those in the ordinary course of business.
     (f)  Neither the Company nor any of its
subsidiaries is in violation of its certificate of incorporation or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it or any of them is a party or by which it or any of them or their properties may be bound; and the execution and delivery of this Agreement, the Indenture and each Terms Agreement, the incurrence of the obligations herein and therein set forth and the consummation of the transactions contemplated herein and therein will not conflict with or constitute a breach of, or default under, the certificate of incorporation or by-laws of the Company or any bond, debenture, note or other evidence of indebtedness or any contract, indenture, mortgage, loan agreement or lease to which the Company or any of its subsidiaries is a party or by which it may be bound, by any law, administrative regulation or court decree.
     (g) The Indenture has been duly authorized and executed by the Company and, when delivered pursuant to the provisions of this Agreement, will constitute the valid and legally binding obligation of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws affecting enforcement of creditors' rights.
          (h)  The Securities have been duly
     authorized for
issuance and sale pursuant to this Agreement (or will have been so authorized prior to each issuance of Securities) and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and of the Indenture against payment of the consideration therefor in accordance with this Agreement, the Securities will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws affecting enforcement of creditors' rights and will be entitled to the benefits provided by the Indenture, which will be substantially in the form heretofore delivered to you.
   (i) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale by the Company of the Securities hereunder or the consummation by the Company of the transactions contemplated by this Agreement to be performed by it or for the performance of the Indenture by the Company, except such as have been already obtained or as may be required under the 1933 Act, the 1939 Act, the 1934 Act or the Regulations or state securities laws.
 Any certificate signed by any officer of the Company
                          and
delivered to you or counsel for the Underwriters in connection with an offering of Securities shall be deemed a representation and warranty by the Company, as to the matters covered thereby, to each Underwriter participating in such offering.

     Section 2.     Purchase and Sale.  The several
commitments of the Underwriters to purchase Securities pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.
 Payment of the purchase price for, and delivery of,
                         any
Securities to be purchased by the Underwriters shall be made at the offices of Cahill Gordon & Reindel, 80
Pine Street, New York, New York 10005, or at such other place as shall be agreed upon by you and the Company, at 9:00 A M., New York City time, on the third (fourth, if the pricing occurs after 4:30 P.M.
(Eastern Time) on any given day) business day (unless postponed in accordance with the provisions of
Section 10) following the date of the applicable
Terms Agreement or such other time as shall be agreed upon by you and the Company (each such time and date being referred to as a "Closing Time"). Payment shall be made to the Company by wire transfer of immediately available funds against delivery to you for the respective accounts of the Underwriters of the Securities to be purchased by them. Such Securities shall be in such denominations and registered in such names as you may request in writing at least two business days prior to the applicable Closing Time.
Such Securities, which may be in temporary form, will be made available for examination and packaging by you on or before the first business day prior to Closing
Time.
 If authorized by the applicable Terms Agreement, the Underwriters named therein may solicit offers to purchase Securities from the Company pursuant to delayed delivery contracts ("Delayed Delivery
Contracts") substantially in the
form of Exhibit B hereto with such changes therein as the Company may approve. As compensation for arranging
Delayed Delivery Contracts, the Company will pay to you at Closing Time, for the accounts of the Underwriters, a fee equal to that percentage of the principal amount of Securities for which Delayed
Delivery Contracts are made at Closing Time as is specified in the applicable Terms Agreement. Any
Delayed Delivery Contracts are to be with institutional investors of the types set forth in the Prospectus. At Closing Time the Company will enter into Delayed Delivery Contracts (for not less than the minimum principal amount of Securities per Delayed
Delivery Contract specified in the applicable Terms
Agreement) with all purchasers proposed by the Underwriters and previously approved by the Company as provided below, but not for an aggregate principal amount of Securities in excess of that specified in the applicable Terms Agreement. The Underwriters will not have any responsibility for the validity of performance of Delayed Delivery Contracts.

 You are to submit to the Company, at least three business days prior to Closing Time, the names of any institutional investors with which it is proposed that the Company will enter into Delayed Delivery Contracts and the principal amount of Securities to be purchased by each of them, and the Company will advise you, at least two business days prior to Closing Time, of the names of the institutions with which the making of Delayed Delivery Contracts is approved by the Company and the principal amount of Securities to be covered by each such Delayed Delivery Contract.

     The principal amount of Securities agreed to be purchased by the respective Underwriters pursuant to the applicable Terms Agreement shall be reduced by the principal amount of Securities covered by Delayed
Delivery Contracts as to each Underwriter as set forth in a written notice delivered by you to the Company;
provided, however, that the total principal amount of Securities to be purchased by all Underwriters shall be the total amount of Securities covered by the applicable Terms Agreement, less the principal amount of Securities covered by Delayed Delivery Contracts.
     Section 3.     Covenants of the Company.  The
Company covenants with you, and with each Underwriter participating in the applicable offering of Securities, as follows:
          (a)  Immediately following the execution of
     each Terms Agreement, the Company will prepare a Prospectus Supplement setting forth the principal amount of Securities covered thereby and their terms not otherwise specified in the Indenture, the names of the Underwriters participating in the offering and the principal amount of Securities which each severally has agreed to purchase, the names of any Underwriters acting as co-managers with you in connection with the offering, the price at which the Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the selling concession and reallowance, if any, any delayed delivery arrangements, and such other information as you and the Company deem appropriate in connection with the offering of the Securities. The Company will promptly transmit copies of the Prospectus
     Supplement to the Commission for filing pursuant to Rule 424 of the Regulations and will use its best efforts to furnish to the Underwriters named therein as many copies of the Prospectus and such Prospectus Supplement as the Underwriters shall reasonably request, prior to 10:00 a.m. New York City time on the business day next succeeding the date of the applicable
     Terms Agreement. Thereafter, the Company will furnish to the Underwriters as many copies of the Prospectus and the Prospectus Supplement as the Underwriters may from time to time reasonably request.

     (b) If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities any event shall occur or condition exist as a result of which it is necessary, in the opinion of your counsel or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of circumstances existing at the time it is delivered to a purchaser or if it shall be necessary, in the opinion of either such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the Regulations, the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement comply with such requirements.

    (c) The Company will make generally available to its security holders, in each case as soon as practicable, earnings statements (in form complying with the provisions of Rule 158 under the 1933 Act), covering
(i) a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration
Statement and (ii) a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the date of each Terms
Agreement and each filing under the 1934 Act of an annual report of the Company on Form 10-K.

     (d)  The Company will give you notice of its
intention to file any amendment to the Registration
Statement or any amendment or supplement to the Prospectus, whether pursuant to the 1934 Act, the 1933
Act, or otherwise, will furnish you with copies of any such amendment or supplement or other documents proposed to be filed a reasonable time in advance of filing, and will not file any such amendment or supplement or other documents in a form in which you or your counsel shall reasonably object.

    (e) The Company will notify each of you immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration
Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act, (iii) of the receipt of any comments from the Commission with respect to the Registration
Statement, the Prospectus or any Prospectus
Supplement, (iv)
of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (f) The Company will deliver to you as many signed and conformed copies of the registration statement (as originally filed) and of each amendment thereto
(including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as you may reasonably request and will also deliver to you a conformed copy of the Registration Statement and each amendment thereto for each of the Underwriters.

    (g)  The Company will endeavor, in
     cooperation with you, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as you may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service or to qualify as a foreign corporation or as a dealer of securities in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been qualified as above provided, the Company will file such statements and reports as may be required by the laws of such jurisdiction.

          (h) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act.

         (i) Between the date of any Terms Agreement and termination of any trading restrictions as notified by you to the Company or Closing Time, whichever is later, with respect to the Securities covered thereby, the Company will not, without your prior consent, offer or sell, or enter into any agreement to sell, any debt securities of the Company with a maturity of more than one year, including additional Securities.

          (j)  The Company will for a period of five
     years from the effective date of the Registration
     Statement furnish direct to you and to each Underwriter participating in the applicable offering of Securities, upon request, as soon as the same shall be sent to stockholders, copies of any annual or interim reports of the Company to its stockholders, and it will also furnish you, upon request, the following:
               (1)  as soon as available, copies of
          any report which the Company shall file with the Commission or mail to stockholders; and
               (2)  such other information as you may
          reasonably request which affects the holders of the applicable Securities.


     Section 4.     Conditions of Underwriters'
Obligations. The obligations of the Underwriters to purchase Securities pursuant to any Terms Agreement are subject to the accuracy of and compliance with the representations and warranties of the Company herein contained, to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following conditions:

          (a)  At the applicable Closing Time (i) no
     stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, (ii) the rating assigned by any nationally recognized securities rating agency to any debt securities or preferred stock of the Company as of the date of the applicable Terms Agreement shall not have been lowered since that date nor shall any such rating agency have publicly announced that it has placed any debt securities or preferred stock of the Company on what is commonly termed a "watch list" for possible downgrading and (iii) there shall not have come to your attention any facts that would cause you to believe that the Prospectus, together with the applicable Prospectus
Supplement, at the time it was required to be delivered to a purchaser of the Securities, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.
  (b) At the applicable Closing Time you shall have received:

          (1)  The favorable opinion, dated as of
     the applicable Closing Time of Wendell L.
     Willkie, II, Esq., Senior Vice President and
     General Counsel of the Company, in form and substance satisfactory to such of you as may be named in the applicable Terms Agreement, to the effect that:

            (i)     The Company has been
          incorporated in accordance with, and is
          validly existing as a corporation in
          good standing under, the laws of the
          State of Delaware.

           (ii)     The Company has corporate
          power and authority to own, lease and
          operate its properties and conduct its
          business as described in the
          Registration Statement.

          (iii)     The Company is qualified as a
          foreign corporation to transact
          business and is in good standing in
          each jurisdiction in which the conduct
          of its business requires such
          qualification; and each wholly-owned
          subsidiary of the Company has been
          organized in accordance with, and is
          validly existing and in good standing
          under, the laws of its jurisdiction of
          incorporation.

          (iv)     This Agreement, the
          applicable Terms Agreement, and the
          Delayed Delivery Contracts, if any,
          have been authorized, executed and
          delivered by the Company.

            (v)     The Indenture has been
          authorized, executed and delivered by
          the Company and constitutes the valid
          and binding agreement of the Company,
          enforceable in accordance with its
          terms, except as enforcement thereof
          may be limited by bankruptcy,
          insolvency or other laws relating to or
          affecting enforcement of creditors'
          rights.

           (vi)     The Securities covered by the
          applicable Terms Agreement are in the
          form contemplated by the Indenture,
          have been authorized by all necessary
          corporate action and, when executed and
          authenticated as specified in the
          Indenture and delivered against payment
          pursuant to this Agreement, as
          supplemented by the applicable Terms
          Agreement, will be valid and binding
          obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights and will be entitled to the benefits of the Indenture.

         (vii) The Indenture and the Securities covered by the applicable Terms Agreement conform in all material respects to the descriptions thereof in the Prospectus and the applicable Prospectus Supplement.

         (viii)    The Indenture is qualified
          under the 1939 Act.

         (ix)     The Registration Statement is effective
          under the 1933 Act and, to the best of
          the knowledge and information of such
          counsel, no proceedings for a stop
          order have been instituted or
          threatened under Section 8(d) of the
          1933 Act.

          (x)   The Registration Statement (other than
          the financial statements included
          therein, as to which no opinion need be
rendered) appeared on its face to be
appropriately responsive in all
material respects to the requirements
of the 1933 Act, the 1939 Act, and the
Regulations, and nothing has come to
the attention of such counsel that
would lead such counsel to believe that
the Registration Statement, at the time
it became effective, or if an amendment
to the Registration Statement or an
annual report on Form 10-K has been
filed by the Company with the
Commission subsequent to the
effectiveness of the Registration
Statement, then at the time of the most
recent such filing, contained an untrue
statement of a material fact or omitted
to state a material fact required to be
stated therein or necessary to make the
statements therein not misleading or
that the Prospectus, as of its date or
as amended or supplemented at Closing
Time, contained or contains an untrue
statement of a material fact or omits
to state a material fact necessary in
order to make the statements therein,
in the light of the circumstances under
which they were made, not misleading.
 (xi)     Each document, if any, filed
pursuant to
the 1934 Act (other than the financial
statements included therein, as to
which no opinion need be rendered) and
incorporated by reference in the
Prospectus, appeared on its face to be
appropriately responsive when so filed
in all material respects with the 1934
Act and the rules and regulations
thereunder (the "1934 Act
Regulations").

(xii)     To the best of the knowledge
and
information of such counsel, there are
no contracts, indentures, mortgages,
loan agreements, leases or other
documents of a character required to be
filed as exhibits to the Registration
Statement other than those filed or
incorporated by reference as exhibits
to the Registration Statement.

          (xiii)    To the best of the knowledge
          and information of such counsel, there
          are no legal or governmental
          proceedings pending or threatened
          against the Company or any of its
          subsidiaries which are required to be
          disclosed in the Registration
          Statement, other than those discussed
          therein, and the information set forth
          therein to the extent that it
          constitutes matters of law or legal
          conclusions, has been reviewed by such
          counsel and is correct; and
          (xiv)     The issuance of the
          Securities by the Company will not
          conflict with or result in a breach of
          any of the terms, conditions or
          provisions of any agreement or
          instrument actually known to such
          counsel to which the Company or any of
          its subsidiaries is a party or
          constitute a default under any such
          agreement or instrument.
          (2)  The favorable opinion or opinions,
     dated as of the applicable Closing Time, of Cahill Gordon & Reindel, counsel for the
     Underwriters, with respect to the matters set forth in (i) and (iv) to (x), inclusive, of subsection (b)(1) of this Section.
     (c)  At the applicable Closing Time (i)
there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Registration Statement and other than as contemplated therein, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; (ii) there shall not have been subsequent to the date of the applicable Terms Agreement and transactions entered into by the Company or any of its subsidiaries other than transactions in the ordinary course of business or transactions referred to in the Registration Statement or transactions which are not material in relation to the Company and its subsidiaries considered as one enterprise; (iii) since the date of the applicable Terms Agreement neither the Company nor any of its subsidiaries shall have sustained a loss of, or damage to, its properties (whether or not insured) which would materially adversely affect the business, operations, financial condition or income of the Company and its subsidiaries considered as one enterprise; and
(iv) except as otherwise stated in the
Registration Statement and Prospectus, no action, suit or proceeding, at law or in equity, shall be pending or to the knowledge of the Company threatened against or affecting the Company or any of its subsidiaries, and no proceedings shall be pending or to the knowledge of the Company threatened against the Company or any of its subsidiaries before or by any governmental commission, board or other administrative agency, wherein an unfavorable decision, ruling or finding would materially adversely affect the business, operations, financial condition or income of the Company and its subsidiaries considered as one enterprise. Compliance with the provisions of (i) to (iv), inclusive, of this subsection shall be evidenced by a certificate of the Chairman, President and Chief Executive
Officer, an Executive Vice President, or a Senior
Vice President of the Company delivered to you at such Closing Time. Such certificate shall also state that the other representations and warranties contained in
     Section 1 hereof are true and correct with the same effect as though such Closing Time were a Representation Date.
          (d)  You shall have received from
     PricewaterhouseCoopers LLP a letter, dated as of the applicable Closing Time and delivered at such time, in form heretofore agreed to (based upon the draft letter heretofore delivered).
          (e)  At the applicable Closing Time counsel
     for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to you and counsel for the Underwriters.
          (f)  The Company shall have complied with
     the provisions of Section 3(a) hereof with respect to the furnishing of prospectuses on the business day next succeeding the date of the applicable Terms Agreement.
     If any of the conditions specified in this Section shall not have been fulfilled when and as required to be fulfilled, the applicable Terms
Agreement may be terminated by such of you as may be named in such Terms Agreement by notice to the Company at any time at or prior to the applicable Closing
Time, and such termination shall be without liability of any party to any other party except as provided in
Section 5.

     Section 5.     Payment of Expenses.  The Company
will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the registration statement and all amendments thereto, and the printing of this Agreement and each Terms Agreement, (ii) the preparation, issuance and delivery of the Securities to the Underwriters, (iii) the fees and disbursements of the Company's counsel and accountants related to the registration statement and prospectus and all amendments or supplements thereto, (iv) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(g), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Survey and Legal Investment Survey, (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the registration statement and all amendments thereto, of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to the Underwriters of copies of the Indenture and any Blue Sky Survey and Legal Investment Survey to be prepared by counsel for the Underwriters, (vii) the fees of rating agencies and (viii) the fees and expenses, if any, incurred in connection with the listing of the Securities on the New York Stock
Exchange.
 If a Terms Agreement is terminated by such of you as
                          are
named therein in accordance with the provisions of
Section 4 or clause (i) of Section 9, the Company shall reimburse the Underwriters named in such Terms
Agreement for all of their outofpocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     Section 6.     Indemnification.  (a)  The Company
agrees to indemnify and hold harmless each Underwriter and each person if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

          (i)  against any and all loss, liability,
     claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in a preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you expressly for use in the Registration
     Statement (or any amendment thereto) or any such preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or was made in reliance upon the Form T-1 of the Trustee under the Indenture;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever contemplated by this Section, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever which, in any such case, is based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company;
     and

          (iii)     against any and all expense
     whatsoever, as incurred (other than any fees and expenses of counsel described in the fourth and fifth sentences of subsection (c) of this Section
     6) reasonably incurred in investigation preparing or defending against any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

     (b)  Each Underwriter severally agrees to
indemnify and hold harmless the Company, each of its officers who signed the Registration Statement, and each of its directors and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act to the same extent as the foregoing indemnity from the Company, but only with respect to statements or omissions made in the Registration
Statement (or any amendment thereto) or a preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) or any such preliminary prospectus or the Prospectus
(or any amendment or supplement thereto).

     (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     Section 7.     Contribution.  In order to provide
for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 is for any reason held to be unavailable to the Underwriters other than in accordance with its terms, the Company and the Underwriters of each offering of Securities shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and one or more of such Underwriters in respect of such offering in such proportions as will reflect the relative benefits from the offering of such Securities received by the Company on the one hand and by such Underwriters on the other hand; provided, that, if such allocation is not permitted by applicable law or if the indemnified party failed to give the notice required under Section
6(c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the relevant offering of Securities on the other hand. If the Securities are offered by Underwriters at an initial public offering price set forth in a Prospectus Supplement, the relative benefits shall be deemed to be such that the Underwriters shall be responsible for that portion of the aggregate losses, liabilities, claims, damages and expenses represented by the percentage that the underwriting discount appearing in such Prospectus
Supplement bears to the initial public offering price appearing therein and the Company shall be responsible for the balance. The relative fault, if applicable, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11
(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company. The Underwriters' obligations to contribute as provided in this Section
7 are several in proportion to their respective underwriting commitments as set forth in the applicable Terms Agreement, and not joint.

     Section 8.     Representations, Warranties and
Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of this Agreement, or any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of any Securities to the Underwriters.

     Section 9.     Termination.  This Agreement may
be terminated
for any reason at any time by either the Company or you upon giving of thirty days' written notice of such termination to the other party hereto. You may also terminate such Terms Agreement, immediately upon notice to the Company, at any time at or prior to the applicable Closing Time (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable to market the Securities or enforce contracts for the sale of the Securities, or (iii) if trading in the Common Stock of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York
Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either
Federal or New York authorities or (iv) if the rating assigned by any nationally recognized securities rating agency to any debt securities or preferred stock of the Company as of the time any applicable
Terms Agreement was entered into shall have been lowered since that time or if any such rating agency shall have publicly announced that it has placed any debt securities or preferred stock of the Company on what is commonly termed a "watch list" for possible downgrading. In the event of any such termination, (x) the covenants set forth in Section 3 with respect to any offering of Securities shall remain in effect so long as any Underwriter owns any such Securities purchased from the Company pursuant to the applicable
Terms Agreement and (y) the covenant set forth in
Section 3(c), the provisions of Section 5, the indemnity agreement set forth in Section 6, the contribution provisions set forth in Section 7, and the provisions of Sections 8 and 13 shall remain in effect.
    Section 10.    Default.  If one or more of the
                     Underwriters
participating in an offering of Securities shall fail at the applicable Closing Time to purchase the Securities which it or they are obligated to purchase hereunder and under the applicable Terms Agreement
(the "Defaulted Securities"), then you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the nondefaulting
Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted
Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, during such 24 hours you shall not have completed such arrangements for the purchase of all of the Defaulted
Securities, then:
          (a)  if the aggregate principal amount of
     Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased pursuant to such Terms Agreement, the non-defaulting Underwriters named in such Terms Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all such non-defaulting Underwriters, or
          (b)  if the aggregate principal amount of
     Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased pursuant to such Terms Agreement, the applicable Terms Agreement shall terminate, without any liability on the part of any non-
                      defaulting
     Underwriter or the Company.
     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement and the applicable Terms Agreement.
     In the event of a default by any Underwriter or Underwriters as set forth in this Section, either you or the Company shall have the right to postpone the applicable Closing Time for a period not exceeding seven days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.
     Section 11.    Notices.  All notices and other
communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.
Notices to the Underwriters shall be directed to you at 85 Broad Street, New York, New York 10004, attention of Registration Department; notices to the Company shall be directed and confirmed to it at 299
Park Avenue, New York, New York 10171, attention of
Wendell L. Willkie, II, Senior Vice President and
General Counsel.
     Section 12.    Parties.  This Agreement shall
inure to the benefit of and be binding upon you and the Company, and any Terms Agreement shall inure to the benefit of and be binding upon the Company and any Underwriter who becomes a party to a Terms Agreement, and their respective successors. Nothing expressed or mentioned in this Agreement or a Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or a Terms Agreement or any provision herein or therein contained. This Agreement and any Terms
Agreement and all conditions and provisions hereof or thereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
     Section 13.    Governing Law.  This Agreement
and each Terms Agreement shall be governed by the laws of the State of New York.
     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and us in accordance with its terms.

                                   Very truly yours,
                                   WESTVACO
CORPORATION


                                   By
                                     Senior
Vice President Confirmed and Accepted,
as of the date first above written:

Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated
Bear, Stearns & Co.
Inc.
Banc of America
Securities LLC BNY
Capital Markets,
Inc. Chase
Securities
Inc.
Salomon Smith

Barney Inc.

Wachovia

Securities,

Inc.



By:  Goldman,

Sachs & Co.



By:
  Name:
  Title:

                                                        Exhibit A WESTVACO

                      CORPORATION

                   Debt Securities

                   TERMS AGREEMENT








                                              Dated:
May 31, 2000 To:  WESTVACO CORPORATION
     299 Park Avenue
     New York, New York 10171

Re:  Underwriting Agreement dated May 31, 2000.

   Title of                Floating Reate Notes           8.4% Notes due
   Security                 due June 5, 2003             June 1, 2007

Principal to be issued        $200,000,000               $200,000,000
Current Ratings               A3 (Moody's);               A3  (Moody's);
                              BBB+ (S&P)                  BBB+ (S&P)

Interest               Rate:  LIBOR plus .9%            Rate:     8.40%
                              reset quarterly

                       Payable:   March 5,              Payable: June 1
                       June 5, September 5              and December 1
                       and December 5,commencing        commencing December 1,
                       September 5, 2000                2000

Maturity:              June 5, 2003                     June 1, 2007

Public Offering        100% plus accrued                99.654% plus accrued
Price:                 interest from June 5,            interest from June 5,
                       2000                             2000

Purchase Price:        99.65% plus accrued              99.029% plus accrued
                       interest from June 5,            interest from June 5,
                       2000 (payable by wire            2000 (payable by wire
                       transfer)                        transfer)

Redemption:            On any interest payment          At any time, in whole
                       date on or after                 or in part, at par
                       June 5, 2001, in whole           plus a make whole
                       or in part, at par.              premium calculated on
                                                        a T plus 25 basis
                                                        points basis.

Sinking Fund           None                             None
requirements:

Delayed                None                     None
delivery
contracts



Closing date and location:  June 5, 2000; Cahill Gordon &
Reindel, 80 Pine Street, 17th Floor, New York, New York
10005.

Co-Managers:  Goldman, Sachs & Co., J.P. Morgan Securities
Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated,
Bear, Stearns & Co. Inc., Banc of America Securities LLC,
BNY Capital Markets, Inc., Chase Securities Inc., Salomon
Smith Barney Inc. and Wachovia Securities, Inc.

     Each Underwriter severally agrees, subject to the terms and provisions of the above-referenced Underwriting
Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the principal amount of Securities set forth opposite its name.
  Name                                 Floating        Fixed
                                      Rate Notes     Rate Notes
Goldman, Sachs & Co.                 $80,000,000    $80,000,000
J.P. Morgan Securities Inc.           30,000,000     30,000,000
Merrill Lynch, Pierce, Fenner & Smith
Incorporated                          30,000,000     30,000,000

Bear, Stearns & Co. Inc..             15,000,000     15,000,000
Banc of America Securities LLC         9,000,000      9,000,000
BNY Capital Markets, Inc.              9,000,000      9,000,000
Chase Securities Inc.                  9,000,000      9,000,000
Salomon Smith Barney Inc.              9,000,000      9,000,000
Wachovia Securities, Inc.              9,000,000      9,000,000


Total                               $200,000,000   $200,000,000

                                   Goldman, Sachs & Co.
                                   J.P. Morgan
                                   Securities Inc.
                                   Merrill Lynch,
                                   Pierce, Fenner &
                                   Smith Incorporated
                                   Bear, Stearns & Co. Inc.
                                   Banc of America
                                   Securities LLC BNY
                                   Capital Markets, Inc.
                                   Chase Securities Inc.
                                   Salomon Smith
                                   Barney Inc.
                                   Wachovia Securities, Inc.


                                   By:  Goldman, Sachs & Co.


                                   By:
                                   Name:
                                   Title:



                                 Accepted:
                                 WESTVACO CORPORATION

                                By
                                   Senior Vice President

                                                       Exhibit B

                WESTVACO CORPORATION

                   Debt Securities

              DELAYED DELIVERY CONTRACT


                                                           [Date]
Westvaco Corporation
c/oGoldman, Sachs & Co.
   85 Broad Street
   New York, New York 10004


  Attention:

Dear Sirs:

    The undersigned hereby agrees to purchase from
                       Westvaco
Corporation, a Delaware corporation (the "Company"),
and the Company agrees to sell to the undersigned on         ,
       (the "Delivery Date"),             principal
amount of the Company's                                       % debt securities
due (the "Securities"), offered
by the Company's Prospectus dated             , 2000,
as supplemented by its Prospectus Supplement dated          ,
2000, receipt of which is hereby acknowledged, at a
purchase price of                                                 % of the
principal amount thereof, plus accrued interest
from                 , 2000, to the Delivery Date, and
on
the further terms and conditions set forth in this contract.

     Payment for the Securities which the undersigned
has agreed to purchase on the Delivery Date shall be
made to the Company or its order by certified or
official bank check in New York Clearing House funds,
at the office of Goldman, Sachs & Co., 85 Broad
Street, New York, New York  10004, on the Delivery
Date, upon delivery to the undersigned of the
Securities to be purchased by the undersigned in
definitive form and in such denominations and
registered in such names as the undersigned may
designate by written or telegraphic communication
addressed to the Company not less than five full
business days prior to the Delivery Date.
The obligation of the undersigned to take delivery of
                         and
make payment for Securities on the Delivery Date
shall be subject only to the conditions that (1) the
purchase of Securities to be made by the undersigned
shall not on the Delivery Date be prohibited under
the laws of the jurisdiction to which the undersigned
is subject and (2) the Company, on or before
            , 2000, shall have sold to the
Underwriters of the Securities (the "Underwriters")
such principal amount of the Securities as is to be
sold to them pursuant to the Terms Agreement dated                , 2000,
between the Company and the
Underwriters. The obligation of the undersigned to take delivery of and make payment for Securities shall not be affected by the failure of any purchaser to take delivery of and make payment for Securities pursuant to other contracts similar to this contract.
The undersigned represents and warrants to you that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which govern such investment.
     Promptly after completion of the sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.
     By the execution hereof, the undersigned represents and warrants to the Company that all necessary corporate action for the due execution and delivery of this contract and the payment for and purchase of the Securities has been taken by it and no further authorization or approval of any governmental or other regulatory authority is required for such execution, delivery, payment or purchase, and that, upon acceptance hereof by the Company and mailing or delivery of a copy as provided below, this contract will constitute a valid and binding agreement of the undersigned in accordance with its terms.
     This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.
     It is understood that the Company will not accept
Delayed Delivery Contracts for an aggregate principal amount of Securities in excess of $ and that the acceptance of any Delayed
Delivery Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a firstcome, first-served basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance on a copy hereof and mail or deliver a signed copy hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such copy is so mailed or delivered.

     This agreement shall be governed by the laws of the State of New York.
                                   Yours very truly,
                  (Name of Purchaser)

                                   By
                        (Title)




                       (Address)

Accepted
 as of the date first above written.

WESTVACO CORPORATION

By
     PURCHASER--PLEASE COMPLETE AT TIME OF SIGNING


The name and telephone number of the representative of
                          the
Purchaser with whom details of delivery on the Delivery Date may be discussed is as follows: (Please print.)


                     Telephone No. Name (Including
                     Area

Code)